UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 688-5201

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Change in Control Agreements and Amendment to 2004 Stock Incentive Plan

On January 18, 2012, Multi-Fineline Electronix, Inc. (the “Company”) adopted a plan authorizing the Company to enter into change in control agreements (“CIC Agreements”) with each of its chief executive officer and other current named executive officers. The Company anticipates entering into the CIC Agreements with each named executive prior to the end of January. The term of each of the CIC Agreements continues for two years from the date of execution, with automatic one-year extensions following that date unless a change in control occurs or the CIC Agreement is terminated by (i) the Company at least 12 months prior to the expiration date or (ii) the employee, in each case in accordance with the terms of the CIC Agreement. In the event of a change in control as defined in the CIC Agreements, the CIC Agreements will expire two years following the occurrence of such change in control or following payment in full of all benefits becoming payable under the CIC Agreements, if later.

The CIC Agreements are generally “double trigger” agreements which provide that the executives will only receive certain benefits if (1) a change in control occurs and (2) the executive’s employment is involuntarily terminated. Involuntary termination for this purpose means termination of the executive’s employment without cause or the executive’s resignation for good reason, in either case within the period that is three months prior to, through twenty-four months following, the change in control. If these conditions are triggered, then the Company will make certain payments and provide certain benefits to the executive, including:

•	payment of a pro rata bonus based on the executive’s target bonus for the year in which the change in control occurs;

•

a lump sum cash payment equal to 2.5 times for Mr. Meshgin, and 1.7 times for each other executive, the sum of (a) the executive’s base salary plus (b) the executive’s target bonus for the year in which the change in control occurs;

•

an additional cash payment equal to 0.5 times for Mr. Meshgin, and 0.3 times for each other executive, the sum of (a) the executive’s base salary plus (b) the executive’s target bonus for the year in which the change in control occurs if the executive voluntarily agrees not to compete with the Company, which payment will be made in equal monthly installments over the restricted period subject to the executive’s compliance with the non-compete;

•

payment of continuing healthcare benefits for 36 months for Mr. Meshgin and 24 months for each other executive or until the executive obtains healthcare coverage under another employer’s plan, if earlier; and

•	vesting in full of all of the executive’s then-outstanding equity awards.

The CIC Agreements also generally provide that upon the occurrence of a change in control:

•	all of the executive’s equity awards that are subject to time-based vesting will become fully vested as of the time the change in control occurs; and

•

all of the executive’s performance-based equity awards, in an amount that would be earned if the applicable performance goals were achieved at 100% of the target level, will be converted into time-based equity awards that will vest upon the earliest of (i) the failure of the acquiring entity to assume the Company’s obligations under the equity awards in connection with the change in control, (ii) the participant’s involuntary termination of employment or (iii) the completion of the award’s original performance period.

Under the CIC Agreements, “cause” is generally defined as the executive’s (a) willful or reckless and repeated failure to satisfactorily perform the executive’s duties with the Company, (b) failure to comply with all material applicable laws, (c) failure to comply with all lawful and material directives from the Company’s executive management in performing the executive’s duties or in directing the conduct of the Company’s business, (d) commission of a felony or intentionally fraudulent act against the Company that demonstrates the executive’s untrustworthiness or lack of integrity, (e) commission of any material fraud against the Company or use or intentional appropriation for personal use or benefit of any material funds or properties of the Company not authorized by the Company to be so used or appropriated, or (f) material noncompliance with Company policy or procedure. “Good reason” is generally defined as (a) a material diminution in the executive’s authority, duties or responsibilities, (b) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, (c) a material reduction in the executive’s base salary or annual target bonus, (d) a material diminution in the budget over which the executive retains authority, (e) the relocation of the executive to a work location more than fifty miles from the executive’s then present location of employment, or (f) any other action or inaction by the Company or its successor that constitutes a material breach of the Agreement or any employment agreement with the Company or its successor to which the executive is a party.

If any part of the payments or benefits received by an executive in connection with a termination following a change in control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (a) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (b) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

The CIC Agreements require the executive’s continued compliance with non-solicitation covenants for 36 months following Mr. Meshgin’s termination, and 24 months following each other executive’s termination, as well as non-disparagement obligations and continued protection of confidential Company information. The executives must also execute a release of claims for the severance payments to be made.

Also on January 18, 2012, the Company’s Board of Directors approved certain amendments to the Company’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”), including but not limited to the following: (a) revision of the definition of “Change in Control” to conform to the definition of “Change in Control” in the CIC Agreements, (b) revision of the acceleration of vesting provisions upon a change in control for both time-based equity awards and performance-based equity awards under the 2004 Plan, and (c) revision of the definition of “Qualifying Termination.”

The foregoing description of the CIC Agreements and summary of amendments to the 2004 Plan do not purport to be complete and are qualified in their entirety by reference to the Change in Control Plan and the Amended and Restated 2004 Stock Incentive Plan, copies of which are attached hereto as Exhibits 10.78 and 10.79, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.78	Change in Control Plan

10.79	Amended and Restated 2004 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: January 19, 2012

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.78	Change in Control Plan

10.79	Amended and Restated 2004 Stock Incentive Plan